Exhibit (d)(26)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Energy Partners, Ltd.:

We consent to the use of our reports with respect to the consolidated financial statements and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein in the Common Stock Tender Offer.

Our report for the year ended December 31, 2006 refers to a change in the method of accounting for share-based payments.

New Orleans, Louisiana

March 23, 2007